Exhibit (5)(a)

     [MILLER, CANFIELD, PADDOCK AND STONE, P.L.C. LETTERHEAD]

                                    May 2, 1996

La-Z-Boy Chair Company
1284 N. Telegraph Road
Monroe, MI  48162

Gentlemen:

	With respect to the registration statement on Form S-8 (the "Registration Statement") being filed today with the Securities and Exchange Commission by La-Z-Boy Chair Company, a Michigan corporation (the "Company"), for the purpose of registering under the Securities Act of 1933, as amended, an indeterminate amount of interests in the La-Z-Boy Chair Company Matched Retirement Savings Plan (the "Plan") and 1,500,000 shares of the common stock, $1.00 par value, of the Company (the "Registered Shares") that may be acquired under and pursuant to the Plan by Plan participants (which Registered Shares may consist of shares already issued and held in the treasury of the Company, or newly issued shares), we, as your counsel, have examined such certificates, instruments, and documents and have reviewed such questions of law as we have considered necessary or appropriate for the purposes of this opinion, and, on the basis of such examination and review, we advise you that, in our opinion:

     1.    The Registered Shares have been legally authorized.

     2. When the Registration Statement has become effective and any newly issued Registered Shares have been sold in accordance with the Plan and paid for, said newly issued Registered Shares will be validly issued, fully paid, and nonassessable.

     3.    The provisions of the document entitled April 1996
Amendment to the La-Z-Boy Chair Company Matched Retirement
Savings Plan, dated April 24, 1996, comply with the requirements of the Employee Retirement Income Security Act of
1974, as amended.

     In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                   Very truly yours,

                   MILLER, CANFIELD, PADDOCK AND STONE, P.L.C.